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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NORTHEAST BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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October 15, 2013

Dear Northeast Bancorp Shareholder:

        You are cordially invited to attend the 2013 annual meeting of shareholders of Northeast Bancorp. The annual meeting will be held on Thursday, November 21, 2013 at 10:00 a.m., Eastern Time, at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, Massachusetts 02109.

        The proxy statement, with the accompanying formal notice of the meeting, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the affairs of Northeast Bancorp by voting on the matters described in the proxy statement. Following the formal portion of the meeting, we will report on the operations of our company, and our directors and management team will be available to answer appropriate questions from shareholders.

        Your vote is important. We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, please vote as soon as possible. Instructions on how to vote are contained in the proxy statement.

        Thank you for your continued support of Northeast Bancorp.

Sincerely,

Richard Wayne President and Chief Executive Officer

NORTHEAST BANCORP
500 Canal Street
Lewiston, Maine 04240

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 21, 2013

        The 2013 annual meeting of shareholders of Northeast Bancorp will be held on Thursday, November 21, 2013 at 10:00 a.m., Eastern Time, at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, Massachusetts 02109, for the following purposes:

  1.
  To elect the three nominees named in the proxy statement as Class III directors, each to serve for a three-year term and until their respective successors are duly elected and qualified.

  2.
  To approve, on an advisory, non-binding basis, the compensation of our named executive officers.

  3.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014.

  4.
  To consider and act upon any other matters that are properly brought before the annual meeting and at any adjournments or postponements thereof. At this time we are not aware of any such other matters.

        You may vote if you were a holder of shares of voting common stock of record as of the close of business on September 26, 2013. If you do not plan to attend the meeting and vote your shares of voting common stock in person, we urge you to vote your shares as instructed in the proxy statement. Please complete, date, sign and return the accompanying proxy card, or submit your proxy electronically via the Internet or telephone.

        If your shares of voting common stock are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares of voting common stock voted.

        Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By Order of the Board of Directors

Suzanne M. Carney Clerk

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Shareholders to be Held on November 21, 2013

        The proxy statement and annual report to shareholders are available at http://www.cfpproxy.com/6899.

NORTHEAST BANCORP
500 Canal Street
Lewiston, Maine

PROXY STATEMENT

        This proxy statement is being mailed to shareholders of Northeast Bancorp on or about October 15, 2013, and is furnished in connection with the solicitation of proxies by the Board of Directors of Northeast Bancorp for use at the 2013 annual meeting of shareholders of Northeast Bancorp to be held on Thursday, November 21, 2013 at 10:00 a.m., Eastern Time, at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, Massachusetts 02109, and at any adjournments or postponements thereof.

        In this proxy statement, the terms "Northeast," "the company," "we," "our" and "us" refer to Northeast Bancorp and its subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving this proxy statement?

        You are receiving this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2013 annual meeting of shareholders. This proxy statement contains detailed information you need to know in order to vote at the annual meeting. The proxy card is used for voting on the proposals.

What am I voting on?

        You are being asked to vote on the following items at the annual meeting:

  1.
  To elect the three nominees named in the proxy statement as Class III directors, each to serve for a three-year term and until their respective successors are duly elected and qualified.

  2.
  To approve, on an advisory, non-binding basis, the compensation of our named executive officers.

  3.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014.

  4.
  To consider and act upon any other matters that are properly brought before the annual meeting and at any adjournments or postponements thereof. At this time we are not aware of any such other matters.

Who is entitled to vote?

        If you were a shareholder of record of voting common stock (a "Voting Shareholder") as of the close of business on September 26, 2013, the record date, you are entitled to receive notice of the annual meeting and to vote the shares of voting common stock that you held as of the close of business on the record date, if any.

May I attend the meeting?

        All shareholders of record at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. Each shareholder of record and proxy will be asked to present a valid government-issued photo identification, such as a driver's license or passport, before being admitted. If you are not a shareholder of record but you hold your shares in "street name," you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. We reserve the right to determine the validity of any purported proof of beneficial ownership. If you do not have proof of ownership, you may not be admitted to the annual meeting. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.

What constitutes a quorum?

        The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of voting common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting. As of the record date, there were 9,552,587 shares of voting common stock outstanding and entitled to vote at the annual meeting. Each share of voting common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the annual meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on one or more but not all matters, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

How do I vote?

        Voting in Person at the Meeting.    If you are a Voting Shareholder of record and attend the annual meeting, you may vote in person at the meeting. If your shares of voting common stock are held in street name and you wish to vote in person at the meeting, you will need to obtain a proxy from the broker, bank or other nominee that holds your shares of voting common stock of record.

        Voting by Proxy for Shares Registered Directly in Your Name.    If you hold your shares of voting common stock in your own name as a holder of record with our transfer agent, Registrar and Transfer Company, you may instruct the proxy holders named in the proxy card how to vote your shares of voting common stock in one of the following ways:

  •
  Internet Voting.  You may provide voting instructions via the Internet by following the instructions provided on your proxy card. The website for Internet proxy voting is printed on your proxy card. Please have your proxy card in hand. Internet proxy voting is available 24 hours per day until 11:59 p.m., Eastern Time, on November 20, 2013. You will receive a series of instructions that will allow you to provide voting instructions to your proxy agents for your shares of voting common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you provide voting instructions via the Internet, you do not need to return your proxy card.

  •
  Telephone Voting.  You also have the option to provide voting instructions by calling the toll-free number listed on your proxy card. Telephone proxy voting is available 24 hours per day until 11:59 p.m., Eastern Time, on November 20, 2013. When you call, please have your proxy card in hand. You will receive a series of voice instructions that will allow you to provide voting instructions to your proxy agents for your shares of voting common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

  •
  Voting by Mail.  If you would like to provide voting instructions to your proxy agents by mail, then please mark, sign and date your proxy card and return it promptly to our transfer agent, Registrar and Transfer Company, in the postage-paid envelope provided.

        Voting by Proxy for Shares Registered in Street Name.    If your shares of voting common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

Will other matters be voted on at the annual meeting?

        We are not currently aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, any proxies received by us will be voted in the discretion of the proxy holders.

May I revoke my proxy instructions?

        You may revoke your proxy at any time before it has been exercised by:

  •
  filing a written revocation with the Clerk of Northeast, 500 Canal Street, Lewiston, Maine 04240.

  •
  submitting a new proxy by telephone, Internet or proxy card after the time and date of the previously submitted proxy; or

  •
  appearing in person and voting by ballot at the annual meeting.

        If you are a Voting Shareholder of record as of the record date attending the annual meeting you may vote in person whether or not a proxy has been previously given, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy.

What is householding?

        If you and other residents at your mailing address own shares of voting common stock in street name, your broker, bank or other nominee may have sent you proxy materials indicating that your household will receive only one annual report and proxy statement. This procedure, known as "householding," is intended to reduce the volume of duplicate information shareholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of our annual report and proxy statement to your address for all residents that own shares of voting common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our annual report and proxy statement, you may be able to request householding by contacting your broker, bank or other nominee.

        If you wish to request extra copies free of charge of our annual report or proxy statement, please send your request to our executive offices at c/o Suzanne Carney, Clerk, Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240 or visit the "Investor Relations" tab at www.northeastbank.com/about-us.

How can I access Northeast's proxy materials electronically?

        This proxy statement and our 2013 annual report are available at http://www.cfpproxy.com/6899.

 CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Board of Directors

        The Board of Directors, which is elected by the Voting Shareholders, is responsible for the overall management of the business and affairs of Northeast. It has the ultimate decision-making authority, except with respect to those matters reserved to shareholders. The Board and its committees review Northeast's long-term strategic plans and exercise direct decision-making authority in a number of areas, such as declaring a dividend. The Board of Directors selects, advises and monitors the performance of the senior management team, which is charged with the conduct of Northeast's business and the implementation of the Board's strategic plan. The Board of Directors also reviews development and succession plans for Northeast's senior executive officers, as needed.

        The Board of Directors currently consists of nine members divided into three classes. Class I directors are Robert R. Glauber, Adam J. Shapiro and Richard Wayne; Class II directors are Matthew B. Botein, Cheryl Lynn Dorsey and Peter W. McClean; and Class III directors are John C. Orestis, David A. Tanner and Judith E. Wallingford. The terms of the Class III directors will expire at the 2013 annual meeting.

        Directors of the company are also directors of Northeast Bank (the "Bank"), which is a wholly-owned subsidiary of Northeast.

Corporate Governance Guidelines

        The Board of Directors has adopted Corporate Governance Guidelines that govern the structure of the Board of Directors and outline the Board's policies on a number of Northeast's corporate governance issues and procedures. These guidelines embody long-standing practices of Northeast and also include procedures designed to incorporate current corporate governance best practices. Northeast's corporate governance practices are designed to align the interests of the Board and management with those of Northeast's shareholders and to promote honesty and integrity throughout the company. The Corporate Governance Guidelines are available on the company's website under the "Investor Relations" tab at www.northeastbank.com/about-us.

Director Qualifications and Independence

        Applicable rules of The NASDAQ Stock Market, the exchange on which Northeast's voting common stock is listed, and the Corporate Governance Guidelines require that the Board of Directors consist of a majority of independent directors. The Board of Directors determines independence pursuant to the NASDAQ Listing Rules.

        The Board of Directors evaluates the relationships between each director (or his or her immediate family members and related interests) and the company to determine a directors' independence under the NASDAQ Listing Rules. Based on that review, the Board of Directors has affirmatively determined that each director, other than Mr. Wayne, is independent under the NASDAQ Listing Rules.

Executive Sessions of the Board

        As provided in the Corporate Governance Guidelines, the independent directors meet in executive session at least four times per year following a meeting of the Board of Directors. The chairman of the Nominating and Corporate Governance Committee (the "Governance Committee") presides at these sessions.

Board Attendance and Annual Meeting Policy

        It is Northeast's policy that directors should make every effort to attend each meeting of the Board of Directors, each meeting of the committees on which they serve, and the annual meeting of shareholders. During the fiscal year ended June 30, 2013 (the "2013 fiscal year"), there were 12 meetings of the Board of Directors, and each of the directors attended at least 75% of the meetings of the Board of Directors (held during the period for which he or she had been a director) and committees on which he or she served (during the periods that he or she served). Directors are expected to attend annual meetings of shareholders in person unless doing so is impracticable due to unavoidable conflicts. Eight directors of Northeast attended the 2012 annual meeting of shareholders.

Board Leadership

        In accordance with the company's bylaws, the Board elects an independent director as the Chairman of the Board and also appoints the President, who also serves as Chief Executive Officer. Robert Glauber serves as Northeast's Chairman of the Board, and Richard Wayne serves as President and Chief Executive Officer of the company. The Chairman and the President and Chief Executive Officer work closely to ensure that the strategic goals of Northeast's management team are in line with the risk and governance oversight objectives of the Board of Directors.

        The Chairman is responsible for the management, development and effective functioning of the Board and provides leadership in every aspect of the Board's oversight of the company. The Chairman also acts in an advisory capacity to the President and Chief Executive Officer, and to other executive officers in matters concerning the interests of the company and the Board, as well as serving as the liaison between management and the Board.

Board Committee Membership and Meetings

        The committees of the Board of Directors include an Audit Committee, Compensation Committee, Governance Committee and Risk Management Committee. These committees assist the Board in fulfilling its responsibilities. All of the members of the committees are nominated by the Governance Committee and appointed by the Board of Directors. Members of these committees are elected annually at the Board of Directors' meeting following the annual meeting of shareholders. Each of these committees is composed entirely of independent directors. Each of the Audit Committee, the Compensation Committee, the Governance Committee and the Risk Management Committee operates under a committee charter approved by the Board of Directors setting out the purposes and responsibilities of the committee.

Audit Committee	Compensation Committee	Governance Committee	Risk Management Committee
Judith E. Wallingford, Chair	Peter W. McClean, Chair	Robert R. Glauber, Chair	Peter W. McClean, Chair
Peter W. McClean	Cheryl Lynn Dorsey	Cheryl Lynn Dorsey	Matthew B. Botein
Adam J. Shapiro	Adam J. Shapiro	John C. Orestis	Robert R. Glauber
David A. Tanner	David A. Tanner	Judith E. Wallingford	Judith E. Wallingford

        Audit Committee.    The Audit Committee currently consists of Ms. Wallingford and Messrs. McClean, Shapiro and Tanner. Each member of the Audit Committee is independent pursuant to the NASDAQ Listing Rules and meets the criteria for independence as set forth in the SEC rules applicable to an audit committee.

        The Audit Committee (i) oversees the accounting, financial reporting and internal control processes and the audits of financial statements; (ii) takes, or recommends that the Board take, appropriate action to oversee the qualifications, independence and performance of independent auditors; and (iii) prepares the report required by the rules of the SEC to be included in the proxy statement.

        The Audit Committee held nine meetings during the 2013 fiscal year. The Board of Directors has determined that each of Ms. Wallingford and Messrs. McClean and Tanner qualifies as an "audit committee financial expert" as that term is defined in the rules of the SEC. The Audit Committee's charter is available on the company's website under the "Investor Relations" tab at www.northeastbank.com/about-us.

        Compensation Committee.    The Compensation Committee currently consists of Messrs. McClean, Shapiro and Tanner and Ms. Dorsey. Each member of the Compensation Committee is independent under the NASDAQ Listing Rules.

        The Compensation Committee oversees overall compensation structure, policies and programs, reviews processes and procedures for the consideration and determination of director and executive compensation, and is responsible for producing a report for inclusion in the proxy statement relating to the company's annual meeting of shareholders or annual report on Form 10-K, in accordance with applicable rules and regulations. The primary objective of the Compensation Committee is to develop and implement compensation policies and plans that ensure the attraction and retention of key management personnel, the motivation of management to achieve Northeast's corporate goals and strategies, and the alignment of the interests of management with the long-term interests of Northeast's shareholders.

        The Compensation Committee determines the compensation of all executive officers other than the Chief Executive Officer. The Compensation Committee also reviews and makes recommendations to the full Board of Directors regarding the compensation of non-employee directors. During the 2013 fiscal year, the Compensation Committee engaged Deloitte LLP to conduct market compensation reviews for its named executive officers and directors. For additional information on the Compensation Committee's process for the consideration and determination of the executive officer and director compensation and the engagement of the compensation consultant, please see "TARP-Related Actions" and "Compensation Discussion and Analysis."

        The Compensation Committee held six meetings during the 2013 fiscal year. The Compensation Committee's charter is available on the company's website under the "Investor Relations" tab at www.northeastbank.com/about-us.

        Governance Committee.    The Governance Committee currently consists of Messrs. Glauber and Orestis and Mses. Dorsey and Wallingford. Each member of the Governance Committee is independent under the NASDAQ Listing Rules.

        The Governance Committee is responsible for identifying individuals qualified to become board members, consistent with criteria approved by the Board, and recommending that the Board select the director nominees for election at each annual meeting of shareholders. The Governance Committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to Northeast, periodically reviewing such guidelines and recommending any changes thereto, and overseeing the evaluation of the Board and management.

        The Governance Committee held three meetings during the 2013 fiscal year. The Governance Committee Charter is available on the company's website under the "Investor Relations" tab at www.northeastbank.com/about-us.

        Risk Management Committee.    The Risk Management Committee currently consists of Messrs. McClean, Botein and Glauber and Ms. Wallingford. The Risk Management Committee monitors and approves the company's levels of risk tolerance and related metrics on a comprehensive, enterprise-wide basis, as well as identifying and monitoring key risks individually, approving levels of risk tolerance for each, and evaluating arrangements for the management thereof. The Risk

Management Committee further provides a forum for consideration and discussion of trends and emerging risks.

        The Risk Management Committee held six meetings during the 2013 fiscal year.

Risk Oversight

        The Board of Directors plays an important role in the risk oversight of the company and is involved in risk oversight through direct decision-making authority with respect to significant matters, including the development of limits and specific risk tolerances, and the oversight of management by the Board of Directors and its committees. The Board of Directors and its committees also are each directly responsible for considering risks and the oversight of risks relating to decisions that each committee is responsible for making. In light of Northeast's overall business, market and regulatory framework under which Northeast operates, and the complexities of Northeast's operations as a whole, the Board has established a Risk Management Committee, tasked with specific responsibility for direct oversight of the risks inherent in Northeast's business, along with management of the enterprise-wide risk management program.

        In addition to the Risk Management Committee, the Board of Directors administers its risk oversight function through (1) the review and discussion of regular periodic reports to the Board of Directors and its committees on topics relating to the risks that Northeast faces, including, among others, credit risk, interest rate risk, regulatory risk and various other matters relating to Northeast's business; (2) the required approval by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, final budgets, material uses of capital, strategic direction, and executive management hiring and promotions; (3) the direct oversight of specific areas of Northeast's business by the Risk Management Committee, the Audit Committee, the Compensation Committee, and the Governance Committee; and (4) regular periodic reports from the company's internal and external auditors and other third party consultants regarding various areas of potential risk, including, among others, those relating to the company's internal controls and financial reporting. The Board of Directors also relies on management to bring significant matters impacting the company to the Board's attention.

        For a description of the specific risk oversight review performed by the Compensation Committee with respect to the company's incentive compensation plans, please see the section titled "TARP-Related Actions."

Consideration of Director Nominees

        Shareholder Recommendations.    The Governance Committee's current policy is to review and consider any director candidates who have been recommended by shareholders in compliance with the procedures established from time to time by the Governance Committee and set forth in the Governance Committee charter. All shareholder recommendations for director candidates must be submitted to Corporate Clerk at Northeast Bancorp, 500 Canal Street, Lewiston, ME 04240, who will forward all recommendations to the Governance Committee.

        Board Membership Criteria.    The Governance Committee has established criteria for the Governance Committee-recommended director nominees. These criteria include the following specific, minimum qualifications that the Governance Committee believes must be met by each Governance Committee-recommended nominee for a position on the Board:

  •
  The nominee shall have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing.

  •
  The nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition.

  •
  The nominee shall be well regarded in the community and shall have a long-term reputation for the highest ethical and moral standards.

  •
  The nominee shall have sufficient time and availability to devote to the affairs of the company, particularly in light of the number of boards on which the nominee may serve.

  •
  To the extent such nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.

        In addition to the minimum qualifications for each nominee set forth above, the Governance Committee shall recommend that the Board select persons for nomination to help ensure that:

  •
  A majority of the Board shall be independent pursuant to the NASDAQ Listing Rules.

  •
  Each of its Audit, Compensation, Governance and Risk Management Committees shall be comprised entirely of independent directors.

  •
  At least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission.

        Finally, in addition to any other standards the Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Governance Committee may consider the following factors when recommending that the Board select persons for nomination:

  •
  Whether the nominee has direct experience in the financial services industry or in the markets in which the company operates.

  •
  Whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

        Identifying and Evaluating Nominees.    The Governance Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate.

        The Governance Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or has been recommended to it by a shareholder in compliance with the Governance Committee's procedures for that purpose, and conduct inquiries it deems appropriate into the background of these proposed director candidates. In identifying and evaluating proposed director candidates, the Governance Committee may consider, in addition to the minimum qualifications for Governance Committee-recommended director nominees, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of business experience, his or her independence and the needs of the Board. Neither the Governance Committee nor the Board has a specific policy with regard to the consideration of diversity in identifying director nominees, although both may consider diversity when identifying and evaluating proposed director candidates. As noted above, the Governance Committee, when recommending director candidates to the full Board for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. Other than circumstances in which Northeast may be legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Governance Committee will evaluate all proposed director candidates that it considers or who have been properly recommended to it by a shareholder based on the same criteria and in substantially the same manner, with no regard to the source of the initial recommendation of the proposed director candidate.

Communications with Directors

        The Board of Directors has established a process for shareholders and other interested parties to communicate with the Board or a particular director. A shareholder may send a letter to Northeast Bancorp, Attention: Corporate Clerk, 500 Canal Street, Lewiston, ME 04240. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Board communication" or "director communication." All such letters should state whether the intended recipients are all members of the Board or just certain specified individual directors. The Corporate Clerk will circulate the communications (with the exception of commercial solicitations) to the appropriate director or directors. Communications marked "Confidential" will be forwarded unopened. A log of all correspondence addressed to the directors will be kept for periodic review by the Governance Committee and any other interested director.

Code of Ethics

        The Board has adopted a Code of Ethics that applies to all of the directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. The company is committed to the highest standards of ethical and professional conduct, and the Code of Ethics provides guidance in how to uphold these standards. The Code of Ethics consists of basic standards of business practice as well as professional and personal conduct. Any material amendments to, or waivers of, the Code of Ethics (to the extent applicable to the principal executive officer, principal financial officer or principal accounting officer) will be promptly disclosed by the company. The Governance Committee has been charged with reviewing and reassessing the adequacy of the Code of Ethics annually and recommending any proposed changes to the Board for approval. The Code of Ethics is available on the company's website under the "Investor Relations" tab at www.northeastbank.com/about-us. A copy of this Code is also available in print to any shareholder upon written request addressed to Suzanne Carney, Corporate Clerk, 500 Canal Street, Lewiston, Maine 04240.

 PROPOSAL 1
ELECTION OF DIRECTORS

Introduction

        The Board of Directors consists of nine members divided into three classes: Class I, Class II and Class III. At the 2013 annual meeting, three Class III directors will be elected to serve for a three-year term until the 2016 annual meeting of shareholders and until their respective successors are duly elected and qualified. Following the recommendation of the Governance Committee, the Board has nominated all of the current Class III directors for re-election.

Vote Required

        Directors are elected by a plurality of the votes cast by the holders of shares of voting common stock present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as "yes" votes. Votes that are withheld from the nominees will not be voted with respect to the director or directors indicated. Withheld votes and broker non-votes will have no effect on the outcome of the director elections.

Recommendation

        The Board of Directors unanimously recommends a vote FOR its nominees, John C. Orestis, David A. Tanner and Judith E. Wallingford. Properly authorized proxies solicited by the Board will be voted FOR each of the nominees unless instructions to the contrary are given.

Information Regarding the Nominees, Other Directors and Executive Officers

        The following biographical descriptions set forth certain information with respect to the nominees for election as directors at the annual meeting, each director who is not standing for election and the executive officers who are not directors, based on information furnished to the company by each nominee, director and executive officer. Each executive officer holds office until the regular meeting of the Board of Directors following the next annual meeting of shareholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

        The biographical description below for each nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that such person should serve as a director of Northeast. The biographical description of each director who is not standing for election includes the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. The Board of Directors did not currently evaluate whether these directors should serve as directors, as the terms for which they have been previously elected continue beyond the annual meeting.

  Directors with Terms Expiring 2013

        John C. Orestis, 70, has been a director of Northeast and the Bank since 2007. Mr. Orestis has been the owner, Treasurer and Chief Development Officer of Schooner Estates Retirement Community in Auburn, Maine since 2006 as well as the President and Chief Executive Officer of North Country Associates in Lewiston, Maine since 1987. Mr. Orestis received his A.B. from Georgetown University and his Juris Doctorate from American University and was a senior Partner at Skelton, Taintor, Abbott & Orestis, Attorneys from 1968 to 1987, specializing in business and tax law. Mr. Orestis has served on many government and civic organizations throughout Maine, including the Maine Healthcare Association and the Maine Economic Growth Council. Mr. Orestis was the former mayor of the city of

Lewiston and is widely recognized by many of the Bank's customers as having a particular interest in senior citizens by virtue of his substantial investment in senior care.

        We believe that Mr. Orestis' qualifications to serve on the Board of Directors include his business and legal experience, and his connections to the Maine community.

        David A. Tanner, 54, has been a director of Northeast and the Bank since December 29, 2010. He is also the Managing Director of Arlon Group LLC, the investment group affiliated with Continental Grain Company, and has served as Executive Vice President—Investments, and a member of the Management Committee, of Continental Grain Company since 2006. Previously, Mr. Tanner served as a Founder and Managing Principal of Quadrangle Group, LLC from 2000 to 2006; Managing Director at Lazard Freres & Co. and Managing Principal at Lazard Capital Partners from 1998 to 2000; and Managing Director at Warburg Pincus LLC, with which he was associated from 1986-1997.

        Mr. Tanner has served on the Boards of Directors of numerous private and public companies including RenaissanceRe Holdings Ltd., Protection One, Inc., Bresnan Broadband Holdings, LLC, J. Makowski Company, Inc., TAC Bancshares, Inc. and Golden Books Family Entertainment, Inc., and currently serves on the Boards of Wholesome Sweeteners, Inc., Excelline Food Products, LLC and Carlile Bancshares, Inc.

        Mr. Tanner is also the Chairman of the Board of Trustees of Montefiore Medical Center, Overseer of the Albert Einstein College of Medicine, Trustee of the New York University School of Law, Trustee of the Citizens Budget Commission, and Director of Lawyers for Children.

        Mr. Tanner received his Bachelor of Arts degree with honors in History from Princeton University, his Diploma of Economics from the London School of Economics, and his Juris Doctor from the New York University School of Law.

        We believe that Mr. Tanner's qualifications to serve on the Board of Directors include his extensive experience in executive leadership, strategic planning and corporate governance.

        Judith E. Wallingford, 57, has been a director of Northeast and the Bank since 1994. Ms. Wallingford, a certified management accountant, also is the President of The Maine Water Company, a water utility serving various communities in Maine, as well as a director of Connecticut Water Service, Inc, a public company and parent of The Maine Water Company. Ms. Wallingford joined the Board as a result of Northeast's acquisition of Brunswick Federal Savings, F.A.

        Ms. Wallingford is a Certified Management Accountant and holds a BA from Bowdoin College.

        We believe that Ms. Wallingford's qualifications to serve on the Board of Directors include her knowledge of executive management, finance and accounting, and general business acumen.

  Directors with Terms Expiring 2014

        Robert R. Glauber, 74, has been a director of Northeast and the Bank since December 29, 2010. He is also a Lecturer at Harvard's Kennedy School of Government and was a Visiting Professor at Harvard Law School in 2007 and 2009. Previously, he served as Chairman and Chief Executive Officer of NASD (now FINRA), the private-sector regulator of the U.S. securities markets, from September 2001 to September 2006, after becoming NASD's Chief Executive Officer in November 2000.

        Prior to becoming an officer at NASD, he was a Lecturer at the Kennedy School from 1992 until 2000, Under Secretary of the Treasury for Finance from 1989 to 1992 and previously to that, was a Professor of Finance at the Harvard Business School. Mr. Glauber served as Executive Director of the Task Force ("Brady Commission") appointed by President Reagan to report on the 1987 stock market crash.

        Mr. Glauber has served on the Boards of the Federal Reserve Bank of Boston, a number of Dreyfus mutual funds, the Investment Company Institute and Quadra Realty Trust, Inc. and as president of the Boston Economic Club. Mr. Glauber presently is a director of Moody's Corporation and Freddie Mac, Chairman of XL Capital Ltd., and a Vice Chairman of the trustees that oversee the International Accounting Standards Board. He has been a Senior Advisor at Peter J. Solomon Co., an investment bank, since November 2006. Mr. Glauber graduated from Harvard College and received his doctorate from Harvard Business School.

        We believe that Mr. Glauber's qualifications to serve on the Board of Directors include his extensive experience relating to finance, corporative governance and management.

        Adam J. Shapiro, 40, has been a director of Northeast and the Bank since December 29, 2010. He is also a partner and co-founder of East Rock Capital, LLC, an investment management firm that acts as an adviser to a number of investment funds and managed accounts. East Rock, through the investment funds and accounts that it manages, has recently acquired minority interests in a number of financial services and banking transactions.

        Previously, Mr. Shapiro was a Vice President in the Special Situations Group at Goldman Sachs. Prior to Goldman Sachs, Mr. Shapiro worked in the Private Equity and Mezzanine Finance Groups at Darby Overseas Investments, Ltd., an emerging markets investment fund founded by former Treasury Secretary Nicholas Brady.

        Mr. Shapiro received an MBA from Columbia University, was a Fulbright Scholar in Argentina, and graduated from Yale with a B.A. in Ethics, Politics, and Economics.

        We believe that Mr. Shapiro's qualifications to serve on the Board of Directors include his background in investment management and his demonstrated experience in executive leadership and strategic planning.

        Richard Wayne, 61, has been the President and Chief Executive Officer and a director of Northeast and the Bank since December 29, 2010. He co-founded Capital Crossing Bank (formerly known as Atlantic Bank) located in Boston, Massachusetts in 1988. He served as President and Co-Chief Executive Officer from 1991 until its sale in February 2007. Capital Crossing Bank, a national leader in the acquisition and management of loans secured by commercial and multi-family real estate and business assets, purchased loans with aggregate customer balances in excess of $2 billion.

        Mr. Wayne is the Chairman of the Board of RefugePoint, an organization that fills the critical and unmet needs of people affected by war and conflict.

        Mr. Wayne holds a B.S. in Accounting from Syracuse University, a J.D. from Suffolk University Law School, and a Masters in Taxation from Boston University School of Law.

        We believe that Mr. Wayne's qualifications to serve on the Board of Directors include his demonstrated experience in executive leadership, management and banking.

  Directors with Terms Expiring 2015

        Matthew B. Botein, 40, has been a director of Northeast and the Bank since December 29, 2010. He is also global chief investment officer and co-head of BlackRock Alternative Investors (BAI) and serves as a member of the Global Operating Committee of BlackRock Inc. BAI includes BlackRock's hedge funds and opportunistic funds, funds of hedge funds, private equity, private equity funds of funds, real estate, and real assets. Prior to joining BlackRock in 2009, Mr. Botein was a Managing Director and member of the Management Committee at Highfields Capital Management, a Boston-based private investment partnership. At Highfields, he was responsible for a portfolio of financial services investments, as well as certain other private equity holdings. Previously, he was a member of the private equity departments at The Blackstone Group and Lazard Frères & Co. LLC.

        He is a director of PennyMac Financial Services (NYSE: PFSI) and Alliance Partners LLC. He previously served on the boards of PennyMac Mortgage Investment Trust (NYSE: PMT), Aspen Insurance Holdings Limited (NYSE: AHL), First American Corporation (NYSE: FAF) and CoreLogic Inc. (NYSE: CLGX). He also serves on the Board of Trustees of Beth Israel Deaconess Medical Center, the CareGroup/CJP Board of Managers and the Exceptional Care Without Exception Trust of Boston Medical Center.

        Mr. Botein has an AB, magna cum laude, from Harvard College and an MBA with High Distinction from Harvard Business School, where he was a Baker Scholar and a Loeb Scholar.

        We believe that Mr. Botein's qualifications to serve on the Board of Directors include his extensive experience relating to finance, strategic planning and executive leadership.

        Cheryl Lynn Dorsey, 50, has been a director of Northeast and the Bank since December 29, 2010. She has also been the President of Echoing Green, a global nonprofit that sparks transformative social change by investing in emerging social entrepreneurs and their bold ideas to build a more equitable world, since May 2002.

        Ms. Dorsey served as a White House Fellow from 1997 to 1998, serving as Special Assistant to the U.S. Secretary of Labor, advising the Clinton Administration on health care and other issues. She was later named Special Assistant to the Director of the Women's Bureau of the U.S. Labor Department, where she helped develop family-friendly workplace policies and spearheaded the labor secretary's pay equity initiative. She was most recently appointed Vice-Chair of the President's Commission on White House Fellowships, after serving as a team member of the Innovation and Civil Society subgroup of the Obama Presidential Transition's Technology, Innovation, and Government Reform Policy Working Group. She was named one of "America's Best Leaders" in 2009 by U.S. News & World Report and the Center for Public Leadership at the John F. Kennedy School of Government at Harvard University.

        Ms. Dorsey serves on the Boards of City Year (national), DonorsChoose.org, Green City Force and Freelancers Insurance Company, Inc., a for-profit insurance company and subsidiary of Working Today. She also serves as an advisory Board member of the Action Tank for Social Entrepreneurs, America Forward, and the Lex Mundi Pro Bono Foundation. She is a 2006 Henry Crown Fellow through the Aspen Institute, a 2007 Prime Movers Fellow through the Hunt Alternatives Fund, and a member of the John F. Kennedy School of Government's Visiting Committee.

        She holds a B.A. in History and Science from Harvard-Radcliffe Colleges, an M.D. from the Harvard Medical School and an M.P.P. from the John F. Kennedy School of Government.

        We believe that Ms. Dorsey's qualifications to serve on the Board of Directors include her extensive experience in executive leadership, management and strategic planning.

        Peter W. McClean, 69, has been a director of Northeast and the Bank since December 29, 2010. He has also been the Managing Director of Gulfstream Advisors LLC, a private advisory firm focused on risk management and strategic planning, since 2004. He is also a Senior Adviser to the Committee on Capital Markets Regulation, an independent and nonpartisan research organization dedicated to improving the regulation of U.S. capital markets. He is a director of an investment entity of Private National Mortgage Acceptance Co. ("PennyMac"), a specialty asset management firm created to address the dislocations in the U.S. mortgage market, a director of several mutual funds advised by USAZ, a subsidiary of Allianz AG, and a director of Cyrus Reinsurance.

        From 2001 through 2003, Mr. McClean was the president and chief executive officer of Measurisk LLC, an independent provider of sophisticated risk information for hedge funds, fund of funds, pension funds and other investment managers of complex, multi-asset class investment portfolios. The company was sold to Bear Stearns in late 2003. Before joining Measurisk he served as the chief risk management officer of The Bank of Bermuda Limited from 1996 until 2001. In this position he led an enterprise-wide risk management function responsible for credit and market risk policy as well as operational risk policy.

        Mr. McClean is also a director of Family Health International, a non-profit public health and development organization that focuses on research, preventive medicine and treatment of HIV/AIDS, malaria and tuberculosis in 35 countries.

        Mr. McClean has an undergraduate degree from Northern Arizona University and a B.S. in International Business from Thunderbird—The Garvin School of International Business. He has also attended graduate and executive courses at the Harvard Business School and the Columbia University School of Business.

        We believe Mr. McClean's qualifications to serve on the Board of Directors include his extensive experience in executive management, risk management and strategic planning.

  Executive Officers who are not Directors

        Claire Bean, 61, has been the Chief Financial Officer and Chief Operating Officer of Northeast since December 2010. She has a 28-year record in financial services in the Greater Boston area. Her experience encompasses nearly every aspect of banking, with a focus in balance sheet management, strategic planning, financial management, commercial credit oversight, operations and information technology. Most recently, she served as Executive Vice President and Chief Financial Officer of Benjamin Franklin Bancorp, where she managed the company's initial public offering and simultaneous acquisition of Chart Bank in 2005. In the four years that followed, she oversaw a doubling of the bank's assets and associated operations, culminating in the sale of the company in April 2009. In the 1990s she was Chief Operating Officer and Treasurer of Grove Bank in Chestnut Hill, Massachusetts, and subsequently co-founded and served as Chief Operating Officer of Lighthouse Bank, an Internet bank based in Waltham, Massachusetts.

        From 2002 to 2004, Ms. Bean worked in international economic development in Central Asia and Russia, serving as director of several microfinance programs designed to provide economic opportunity to the poor. Currently, Ms. Bean serves on the Board of REACH Beyond Domestic Violence and the Boston Advisory Council of Mercy Corp International.

        Ms. Bean is a cum laude graduate of Tufts University, and holds an MBA from the University of Rochester.

        William E. DiFulvio, 35, was appointed Chief Risk Officer of Northeast on October 1, 2012. Prior to taking this position, Mr. DiFulvio served as Vice President/Enterprise Risk Manager of Northeast between January 2012 and September 2012.

        Prior to joining the company, Mr. DiFulvio served in a number of credit risk and enterprise risk management positions with the Federal Home Loan Bank of Boston ("FHLB") between 2000 and 2011. During his time at the FHLB, he was Credit Officer between 2008 and 2011, and Credit Research Manager between 2001 and 2008. In these positions, he had responsibility for member obligor and investment counterparty credit analysis, residential and commercial real estate loan collateral valuation, credit risk management around the FHLB's portfolio of purchased residential real estate loans, and the establishment and maintenance of appropriate policies, procedures, and controls around extensions of credit to the FHLB's member institutions. Prior to joining the FHLB, Mr. DiFulvio worked at Eastern Bank, where he was Credit Risk Review Officer between 1999 and 2000, with responsibility for loan review of the bank's commercial and industrial and commercial real estate loan portfolios.

        Mr. DiFulvio is a cum laude graduate of Tufts University.

TARP-Related Actions

        Effective December 8, 2008, Northeast became a participant in the Capital Purchase Program pursuant to the United States Department of the Treasury's Troubled Asset Relief Program ("TARP") under the Emergency Economic Stabilization Act of 2008 ("EESA"). Northeast repaid all obligations under TARP to the United States Department of the Treasury ("Treasury") on November 28, 2012 (the "Repayment Date"). Under EESA, as amended by the American Recovery and Reinvestment Act of 2009 ("ARRA"), and expanded and clarified by an Interim Final Rule, effective June 15, 2009 (the "Rule") promulgated by Treasury, Northeast was required to comply with certain limitations and restrictions concerning executive compensation through the date that it repaid all TARP funds to the Treasury (i.e., November 28, 2013), such period referred to as the "TARP period" and certain of these restrictions continue to apply in some respects following such repayment. These executive compensation restrictions and limitations generally applied to Northeast's "senior executive officers" ("SEOs") and up to 20 of Northeast's and its subsidiaries' "most highly paid employees." For the 2013 fiscal year, Northeast's SEOs were Northeast's named executive officers identified in Northeast's 2012 proxy statement (and discussed under " Compensation Discussion and Analysis " in such proxy statement) and the next two most highly compensated executive officers who would have been "named executive officers" if the company were not a smaller reporting company, and the 20 "most highly compensated employees" of Northeast and its subsidiaries were the employees whose annual compensation was the highest among all of Northeast's and its subsidiaries' employees, determined in accordance with the provisions of the Rule.

        The executive compensation restrictions and requirements that were applicable to Northeast under TARP are described below:

        Bonus Limitation.    Pursuant to ARRA and the Rule, Northeast and its subsidiaries could not pay or accrue any bonus, retention award or incentive compensation to the most highly compensated employee of Northeast and its subsidiaries through the conclusion of the TARP period. For the 2013 fiscal year, until the TARP Repayment Date, James Delamater, President and Chief Executive Officer of the Community Banking Division, was subject to this limitation. Northeast did not make or accrue payments in violation of this limitation.

        Limit on Tax Deduction.    The EESA added a new Section 162(m)(5) to the Internal Revenue Code of 1986, as amended, which reduces the tax deduction for compensation paid to SEOs of TARP participant institutions from $1 million to $500,000 per year. For purposes of the $500,000 deduction limit, all executive compensation is subject to the deductibility cap, including performance-based compensation that was previously excluded from the cap under Section 162(m) of the Code. This limitation on deductibility did not affect the SEOs' receipt of compensation under existing compensation arrangements. The SEOs entered into waiver agreements acknowledging this limitation.

        Claw-back Requirement.    Under the Rule, Northeast was required to "claw-back," or recover, any bonus or incentive compensation paid to an SEO or any of the next 20 most highly compensated employees of Northeast or its subsidiaries during the TARP period that was based on materially inaccurate financial statements or any other material inaccurate performance metric criteria. Payments made to subject individuals during the TARP period were also subject to this claw-back requirement. The SEOs entered into waiver agreements acknowledging this requirement. To date, Northeast and its subsidiaries have not identified any bonus payments to subject individuals that were based on materially inaccurate financial statements or other materially inaccurate performance metric criteria that would be subject to claw-back.

        Golden Parachute Restriction.    The Rule further prohibited Northeast from paying any "golden parachute" to an SEO or any of the next five most highly compensated employees of Northeast and its subsidiaries, so long as Northeast was a TARP recipient. The Rule defines the term "golden parachute"

broadly to encompass any severance payments or payments due to a change in control. The SEOs entered into waiver agreements acknowledging this restriction. Through the TARP period, Northeast did not pay any golden parachute payment to any individual who was subject to this restriction.

        Prohibition on Gross-up Payment.    Under the Rule, Northeast and its subsidiaries were prohibited from paying any "gross-up" to its SEOs and any of the next 20 most highly compensated employees of Northeast or its subsidiaries through the conclusion of the TARP period. The Rule defines the term "gross-up" broadly to include most reimbursements for taxes owed with respect to any compensation. The SEOs entered into waiver agreements acknowledging this prohibition. Through the TARP period, Northeast has not made any such gross-up payments.

        Risk Review and Analysis.    Pursuant to TARP, the Compensation Committee was required to discuss, evaluate and review with Northeast's Chief Risk Officer, at least semi-annually, (1) the SEO compensation plans to ensure that such plans do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of Northeast, (2) employee compensation plans in light of the risks posed to Northeast by such plans and how to limit these risks, and (3) employee compensation plans to ensure these plans do not encourage the manipulation of reported earnings to enhance compensation. The Compensation Committee must also certify within the Compensation Committee Report included in its annual proxy statement and directly to Treasury that it has performed the review described above with Northeast's Chief Risk Officer.

        In accordance with these requirements, the Compensation Committee, with the assistance of Deloitte LLP, its compensation consultant, evaluated and reviewed the incentive compensation arrangements in place for its named executive officers. The Compensation Committee concluded that the overall structure of the Corporation's incentive compensation arrangements does not encourage the taking of unnecessary or excessive risks by the executives.

        Principal Executive Officer and Principal Financial Officer Certifications.    The Principal Executive Officer and Principal Financial Officer Certifications required by EESA and the Rule were filed with Northeast's Annual Report on Form 10-K on September 27, 2013. These certifications have also been provided to Treasury in accordance with the Rule.

        Compensation Consultant Disclosure.    As noted above, the Compensation Committee consulted with Deloitte LLP for guidance on the Compensation Committee's process for determining whether existing and contemplated executive incentive compensation practices encouraged excessive or unnecessary risk. Please see "Risk Review and Analysis " above.

        Perquisite Disclosure.    With respect to each SEO and any employee subject to the limitation on bonus payments discussed above, Northeast was required annually to disclose perquisites with a total value in excess of $25,000, including a description of the amount and nature of the perquisite, the name of the recipient and a justification for offering each perquisite. Northeast intends to make this disclosure to Treasury and its primary regulatory agency, with respect to the relevant portion of the 2013 fiscal year, within the time required under the Rule. Perquisites paid to the SEOs are discussed in the footnotes to the Summary Compensation Table included in this proxy statement. Although the company is no longer a TARP recipient, it has determined at this time to maintain this policy on an ongoing basis.

        Luxury Expenditure Policy.    As a TARP recipient, Northeast was required to adopt and maintain an excessive or luxury expenditure policy, provide a copy of this policy to Treasury and Northeast's primary regulatory authority and post the text of this policy on its website. Northeast adopted an excessive or luxury expenditure policy and provided the policy to all relevant regulators and made the policy available on the company's website under the "Investor Relations" tab at www.northeastbank.com/about-us.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below sets forth, as of September 16, 2013, the number of shares of our voting common stock that were owned beneficially by:

  •
  each person who is known by us to beneficially own more than 5% of our common stock;

  •
  each director;

  •
  each named executive officer; and

  •
  all of our directors and executive officers as a group.

        Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership Number of Shares(1)		Percent of Class(1)(2)
Directors and Certain Executive Officers
Robert Glauber	74,099	(3)	*
Matthew Botein	62,500		*
Cheryl Dorsey	—		—
Peter McClean	11,250		*
John Orestis	44,300		*
Adam Shapiro	—	(4)	—
David Tanner	—	(5)	—
Judith Wallingford	25,000		*
Richard Wayne	256,443	(6)	2.68%
Claire Bean	163,327	(7)	1.71%
William DiFulvio	2,111		*
Jason Stephens	1,583		*
All directors and executive officers as a group (12 persons)	640,613	(8)	6.66%
Other Beneficial Holders
Arlon Capital Partners II LP(9)	859,439		9.00%
277 Park Avenue
New York, NY 10172
East Rock Capital, LLC(10)	671,939		7.03%
10 East 53rd Street, 31st Floor
New York, NY 10022
Castine Capital Management, LLC(11)	775,000		8.11%
One International Place, Suite 2401
Boston, MA 02110
Wellington Management Company, LLP(12)	850,040		8.90%
280 Congress Street
Boston, MA 02210

*
Less than 1%

Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Pursuant to the rules of the SEC, the number of shares of voting common stock deemed outstanding includes shares issuable pursuant to options and warrants held by the respective person or group that may be exercised within 60 days of September 16, 2013.

(2)
The total number of shares of voting common stock outstanding as of September 16, 2013 was 9,552,587

(3)
Includes options to purchase 14,386 shares of common stock exercisable within 60 days of September 16, 2013.

(4)
See note (12) below

(5)
See note (9) below

(6)
Includes 97,202 shares held by the Richard Wayne Irrevocable Trust u/a/d April 24, 1998 and 135,479 shares held by the Richard Wayne Revocable Trust. Also includes options to purchase 23,762 shares of common stock exercisable within 60 days of September 16, 2013.

(7)
Includes options to purchase 23,762 shares of common stock exercisable within 60 days of September 16, 2013.

(8)
Includes options to purchase 61,910 shares of common stock exercisable within 60 days of September 16, 2013.

(9)
With respect to information relating to Arlon Capital Partners II LP, we have relied, in part, on information supplied on the Schedule 13D/A filed with the SEC on May 22, 2012, by Arlon Capital Partners II LP ("Arlon"), Arlon Capital Partners General Partner II LP ("ACP GP"), Arlon Capital Partners Management Company LLC ("ACP Management"), Arlon Advisor LLC ("Arlon Advisor"), Continental Grain Company ("CGC"), and Paul J. Fribourg. ACP GP is Arlon's sole general partner. ACP Management is ACP GP's sole general partner. CGC is the sole member of Arlon Advisor and the holder of an indirect majority interest in Arlon. Mr. Fribourg is the Chairman, Chief Executive Officer and President of CGC and one of the co-trustees and in one case, a beneficiary of various trusts established for the benefit of certain members of Mr. Fribourg's family that collectively control a majority interest in CGC. As a result, Mr. Fribourg may be deemed to have beneficial ownership with respect to all shares held by Arlon. Mr. Fribourg disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. David Tanner is an employee of CGC, a limited partner of Arlon and ACP GP and an officer of ACP Management. As a result, Mr. Tanner may be deemed to have beneficial ownership of the shares held by Arlon. Mr. Tanner disclaims beneficial ownership of the shares held by Arlon Capital Partners II LP.

(10)
With respect to information relating to East Rock Capital, LLC, we have relied, in part, on information supplied on the Schedule 13D/A filed with the SEC on May 18, 2012, by East Rock Capital, LLC ("Capital"), EREF Special Situations, LLC ("Special Situations"), D Partners Management, LLC, Graham Duncan, Shapiro Partners Management, LLC and Adam Shapiro. Capital is the investment manager of East Rock Simco Endowment Fund, LP ("Simco Endowment"), East Rock SCS Fund, LP ("SCS"), East Rock Endowment, LP ("Endowment"). Endowment is the Managing Member of Special Situations. Messrs. Duncan and Shapiro are managing principals and control persons of Capital and East Rock Capital GP, LLC ("Capital GP"). Special Situations holds 589,111 shares, Simco Endowment holds 48,722 shares and SCS holds 34,106 shares.

(11)
With respect to information relating to Castine Capital Management, LLC, we have relied, in part, on information on supplied the Schedule 13G/A filed with the SEC on February 14, 2013, by Castine Capital Management, LLC ("Castine Capital"), Paul Magidson and Castine Partners II, LP ("Castine Partners"). Each of Castine Capital and Mr. Magidson reported shared voting power with respect to 775,000 shares and Castine Partners reported shared voting power with respect to 472,628 shares.

(12)
With respect to information relating to Wellington Management Company, LLP, we have relied, in part, on information on supplied the Schedule 13G filed with the SEC on February 14, 2013, by Wellington Management Company, LLP ("Wellington Management"). Wellington Management, in its capacity as investment adviser, reported shared voting power with respect to 850,040 shares held by clients of Wellington Management.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the executive officers and directors, and persons who own more than ten percent of a registered class of Northeast's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish Northeast with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the 2013 fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were timely satisfied, except that each of William DiFulvio and Jason Stephens inadvertently made late Form 3 filings upon becoming a Section 16(a) officer during the 2013 fiscal year.

 COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        This Compensation Discussion and Analysis describes the company's executive compensation philosophy, programs and policies for the 2013 fiscal year. This Compensation Discussion and Analysis sets forth how the Compensation Committee of the Board of Directors of the company determined the 2013 fiscal year compensation for the following named executive officers of the company:

  •
  Richard Wayne, President and Chief Executive Officer;

  •
  Claire S. Bean, Chief Financial Officer and Chief Operating Officer; and

  •
  Heather Campion, former Chief Administrative Officer (Ms. Campion resigned from her position as an officer effective September 13, 2013)

        The company is committed to ensuring the alignment of the interests of the named executive officers with those of the company's shareholders. The following is a brief summary of significant changes and results occurring in the 2012 and 2013 fiscal years:

  •
  The company has continued to build its Loan Acquisition and Servicing Group, which purchases performing commercial loans for the Bank's portfolio and to service commercial loans for third parties. Since the inception of the Loan Acquisition and Servicing Group through June 30, 2013, we have purchased loans for an aggregate investment of $223.8 million, of which $121.3 million was purchased during fiscal 2013.

  •
  The company launched its online affinity deposit platform, ableBanking, a division of Northeast Bank, in the Boston area in May 2012. Now serving customers nationwide, the ableBanking savings platform provides an additional channel through which to obtain core deposits to support our growth. As of June 30, 2013, ableBanking money market and time deposits have grown to $71.8 million.

  •
  The senior management team also successfully raised $52.7 million through the sale of 6,875,917 shares of common stock in a public offering that closed on May 21, 2012.

Compensation Program Objectives

        We seek to attract and retain talented and committed employees and executives. Our compensation program is intended to meet the following objectives:

  •
  Attract, develop, retain and motivate talented leadership to achieve the company's strategic objectives;

  •
  Align management's interests with those of the shareholders through the use of equity plans approved by the Board and shareholders; and

  •
  Reward high performance, promote accountability and adherence to the company's values and its Code of Ethics.

Total Compensation Market Benchmarking and Peer Group

        The Compensation Committee, with the advice of its independent compensation consultant, Deloitte LLP, approved an updated peer group in January 2013, which was used for future market comparisons in the 2013 fiscal year. The peer group, listed below, includes 15 banks of similar asset and revenue size, revenue mix and business orientation.

Bar Harbor Bankshares	Camden National Corporation	Independent Bank Corp.
Belmont Savings Bank	Chemung Financial Corporation	Merchants Bancshares, Inc.
Berkshire Hills Bancorp Inc.	Enterprise Bancorp, Inc.	Newport Bancorp
Boston Private Financial Holdings, Inc.	Hampden Bancorp, Inc.	Peoples Federal Bancshares
Brookline Bancorp, Inc.	Hingham Institution for Savings	United Financial Bancorp Inc.

        This peer group was used as one market frame of reference for future compensation comparisons. In addition, Deloitte LLP provides other relevant market reference points, such as broader financial services and general industry compensation survey data covering companies of similar size to augment this peer group data. Given the relatively recent executive transitions, as well as the company's objective to attract and retain the talent necessary to meet its strategic objectives, the company currently relies primarily on the internal judgment of the Compensation Committee for performance and compensation benchmarking using an evaluation of both financial and non-financial goals. These goals include launching and growing to scale two new strategic business initiatives, as well as enhancing the operational capacity of the Bank's Community Banking Division. As a result, the Compensation Committee has placed less emphasis on total compensation benchmarking during this transition period.

Role of Compensation Committee, Outside Advisors and Management in Compensation Decisions

        The Compensation Committee, pursuant to its charter, provides management and the Board with guidance on matters of executive and director compensation and related benefits. The Compensation Committee meets in executive sessions when discussing CEO performance and specific actions related to CEO compensation. The Compensation Committee recommends all compensation actions with respect to the company's CEO, such action subject to the approval of the Board of Directors. The Compensation Committee approves all compensation actions for the company's other executive officers after reviewing the recommendations of the CEO. The Compensation Committee relies on management and outside advisers for staff work and technical guidance in conducting its affairs. It retains full authority to engage independent third party advisers, including Deloitte LLP, a consulting firm in Boston, Massachusetts, to conduct independent studies and provide objective advice on executive and director compensation. Deloitte LLP's primary role with the company is as independent adviser to the Compensation Committee on executive compensation matters. The company also retains Goodwin Procter LLP for legal and advisory services on executive compensation matters, including the drafting of compensation plan documents. The company may use other firms from time to time in the normal course of business.

Principles for Setting Compensation Levels

        The factors considered by the company in setting executive compensation levels are:

  •
  Achievement of the company's long-term strategic objectives;

  •
  Alignment of management's interests with those of stockholders;

  •
  Risk tolerances, and in particular whether compensation programs encourage excessive risk-taking;

  •
  Retention of its executive team;

  •
  Cost considerations; and

  •
  Regulatory constraints and guidelines.

        The company believes that the aggregate total compensation as reported in the Summary Compensation Table for its named executive officers is reasonable and fair based on the above factors. Specifically:

  •
  named executive officer compensation is tied to, and varies with, the overall performance of the company;

  •
  the equity grants made in the 2011 fiscal year include a significant performance-based equity incentive component; and

  •
  named executive officer compensation is appropriate in light of the competitive environment for recruiting executive officers, and what competitors pay.

Elements of Executive Compensation

  Base Salary

        The Compensation Committee reviews the base salaries of its named executive officers each year. Salary increases are generally based on the executive's performance within specific areas of accountability, external market competitiveness and internal budget considerations. In March 2013, the annual base salaries of Mr. Wayne, Ms. Bean and Ms. Campion were increased to $500,000, $400,000 and $300,000, respectively.

        The table below presents actual salaries paid to the company's named executive officers in the 2012 and 2013 fiscal years.

Executive	2012 Actual	2013 Actual	2013 % Increase
Richard Wayne	$250,000	$312,500	25.00%
Claire Bean	250,000	293,269	17.31%
Heather Campion	250,000	264,423	5.77%

  Equity-Based Long-Term Incentives

        The Compensation Committee considers long-term equity-based compensation to be an integral part of the company's compensation program.

        In fiscal 2013, the following awards were made to the company's named executive officers:

		Options(1)		Stock(2)
Executive	Date of Grant	Number	Fair Value	Number	Fair Value
Richard Wayne	1/31/2013	49,589	$88,764	7,916	$74,252
Claire Bean	1/31/2013	33,059	59,176	5,277	49,498
Heather Campion	1/31/2013	33,059	59,176	5,277	49,498

(1)
On January 31, 2013, the Compensation Committee approved stock option grants to Mr. Wayne, Ms. Bean, and Ms. Campion of 49,589, 33,059 and 33,059, respectively. With respect to Mr. Wayne and Ms. Campion, the options have an exercise price of $9.38, have a ten year term, and vest in three equal installments commencing on January 31, 2017. With respect to Ms. Bean, the options have an exercise price of $9.38, have a ten year term, and vest in five equal installments commencing on January 31, 2014.

(2)
On January 31, 2013, the Compensation Committee approved restricted stock grants to Mr. Wayne, Ms. Bean, and Ms. Campion of 7,916, 5,277 and 5,277, respectively. With respect to Mr. Wayne and Ms. Campion, the stock vests in three equal installments commencing on January 31, 2017. With respect to Ms. Bean, the stock vests in five equal installments commencing on January 31, 2014.

        In fiscal 2013, the following modifications were made to the awards of the company's named executive officers:

				Stock
		Options
	Date of Modification(1)				Fair Value
Executive		Number	Fair Value	Number
Richard Wayne	3/22/2013	118,808	$61,780	—	$—
Claire Bean	3/22/2013	59,404	30,890	—	—
Heather Campion	3/22/2013	59,404	30,890	—	—

(1)
On March 22, 2013, the Compensation Committee approved amendments to certain outstanding performance-based stock options granted in connection with the merger of FHB Formation LLC with and into the company on December 29, 2010, to Richard Wayne, the company's President and Chief Executive Office, Claire Bean, the Company's Chief Financial Officer, and Heather Campion, the company's Chief Administrative Officer, for the purchase of 118,808, 59,404, and 59,404 shares of voting common stock of the company, respectively. Refer to the "Outstanding Equity Awards" for additional information on the March 22, 2013 option modification.

The fair value of the modification was determined pursuant to FASB Topic 718. Information about the assumptions used to value these awards can be found in Part II. Item 8. "Financial Statements and Supplementary Data—Note 14: Stock-based Compensation" of the company's 2013 Annual Report on Form 10-K.

        In making these awards, the Compensation Committee's evaluation considered the benefit to the company of having a significant portion of the executives' compensation tied to the long-term financial performance of the company, and thereby to shareholder value. The Compensation Committee's review also considered the experience and qualifications of the executives, their ability to execute the company's business plan, the retention value of long-term equity incentives and peer compensation data.

  Executive Benefits

        All named executive officers are eligible for company-sponsored benefit programs available broadly to company employees, including healthcare and dental benefits, disability insurance and life insurance. The company also maintains a traditional 401(k) plan pursuant to which the company matches half of an employee's contribution, up to 6% of the employee's salary.

  Employment Agreements

        On December 29, 2010, upon consummation of the merger, the company entered into employment agreements with each of Mr. Wayne, Ms. Bean and Ms. Campion. Each of the employment agreements has an initial term of three years. Upon expiration of the initial term, each employment agreement will be renewed for successive terms of one year, unless either party gives written notice not less than 90 days prior to the date of any such anniversary of the election not to extend the term.

        Pursuant to the employment agreements, each of the executives is entitled to receive an annual base salary, which may be increased from time to time in accordance with normal business practices and in the sole discretion of the company. Each of the executives is also eligible to participate in the company's non-equity incentive compensation and equity-based long term incentive plans as determined by the company's Compensation Committee and in any benefit programs that the company establishes and makes available to its employees.

        The employment agreements contain restrictive covenants, including non-competition and non-solicitation covenants that will survive, for Mr. Wayne, 24 months, and for each of Mses. Bean and Campion, 12 months, following the termination of employment.

        The employment agreements describe the payments and benefits to which the executives would be entitled upon termination of their employment under certain circumstances. Specifically, if (i) any such executive's employment is terminated either by the company without cause or by such executive for good reason or if the company makes an election not to extend the term of any such employment agreement, and (ii) such executive executes a release of claims prepared by the company, the non-competition restrictions in the applicable employment agreement will terminate unless the company (in the sole discretion of the Board) pays such executive an amount equal to the base salary such executive would have received for the duration of the restricted period.

  Separation Agreement

        On August 15, 2013, the company entered into a separation agreement and general release with Ms. Campion in connection with her resignation from the company, effective September 13, 2013. Under the terms of the separation agreement, Ms. Campion will receive salary continuation payments in the amount of $250,000, representing ten months' base salary, to be paid in equal installments during the ten-month period following her resignation. In addition, the outstanding performance-based stock options and time-based stock options granted to Ms. Campion on December 29, 2010 were amended so that they remain outstanding following the resignation date. Ms. Campion will be subject to a non-competition covenant for the ten-month period following her resignation and a non-solicitation covenant for the twelve-month period following her resignation.

  Change in Control

        In the event of a change in control, the equity award documents for each of the named executive officers provide that (i) all time-vested options would immediately vest in full, and (ii) all performance-based options would vest to the extent the per share sale price in such change in control exceeded the applicable hurdle price.

  Tax, Regulatory and Accounting Implications

        The company believes it is in compliance with respect to all tax, regulatory and accounting standards.

 COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

        The following table sets forth information concerning the compensation paid to or earned by the company's named executive officers.

Name and Principal Position	Year	Salary	Option Awards(1)	Stock Awards(1)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation	All Other Compensation(2)	Total
Richard Wayne	2013	$312,500	$150,544	$74,252	$—	$—	$11,379	$548,675
President & Chief	2012	250,000	—	—	—	—	8,463	258,463
Executive Officer
Claire S. Bean	2013	293,269	90,066	49,498	—	—	11,594	444,427
Chief Financial Officer &	2012	250,000	—	—	—	—	9,678	259,678
Chief Operating Officer
Heather Campion(3)	2013	264,423	90,066	49,498	—	—	9,889	413,876
Former Chief	2012	250,000	—	—	—	—	8,835	258,835
Administrative Officer

(1)
The amounts in these columns reflect the fair value of equity awards, including modifications, determined in accordance with FASB ASC Topic 718 granted under the company's Amended and Restated 2010 Stock Option and Incentive Plan. Information about the assumptions used to value these awards can be found in Part II. Item 8. "Financial Statements and Supplementary Data—Note 14: Stock-based Compensation" of the Company's 2013 Annual Report on Form 10-K.

(2)
These amounts include payments as follows: (i) term life insurance premiums for 2013: $2,947 for Mr. Wayne; $1,957 for Ms. Campion; $2,947 for Ms. Bean; for 2012: $2,165 for Mr. Wayne; $1,335 for Ms. Campion; $2,165 for Ms. Bean (ii) matching 401k contributions for 2013: $8,432 for Mr. Wayne; $7,932 for Ms. Campion; $8,647 for Ms. Bean; for 2012: $6,298 for Mr. Wayne, $7,500 Ms. Campion and $7,514 for Ms. Bean.

(3)
Ms. Campion resigned from her position, effective September 13, 2013.

Outstanding Equity Awards at June 30, 2013

        The following table shows the outstanding equity awards held by the company's named executive officers as of June 30, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(2)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3)	Market Value of Shares or Units of Stock That Have Not Vested(4)
Richard Wayne	23,762	95,046	—	$13.93	12/29/2020	—	$—
	—	—	118,808	13.93	12/29/2020	—	—
	—	49,589	—	9.38	1/31/2023	7,916	76,548
Claire Bean	23,762	35,642	—	13.93	12/29/2020	—	—
	—	—	59,404	13.93	12/29/2020	—	—
	—	33,059	—	9.38	1/31/2023	5,277	51,029
Heather Campion	23,762	35,642	—	13.93	12/29/2020	—	—
	—	—	59,404	13.93	12/29/2020	—	—
	—	33,059	—	9.38	1/31/2023	5,277	51,029

(1)
With respect to options with an exercise price of $13.93, for Mr. Wayne, Ms. Campion and Ms. Bean, 118,808, 59,404, and 59,404 options, respectively, vest in five equal annual installments, commencing on December 29, 2011. Under ARRA and the Rule, Mr. Wayne's options did not vest in the 2012 fiscal year.

With respect to options with an exercise price of $9.38, for Mr. Wayne and Ms. Campion, 49,589 and 33,059 options, respectively, vest in three equal installments, commencing on January 31, 2017. With respect to options with an exercise price of $9.38 for Ms. Bean, 33,059 options vest in five equal installments commencing on January 31, 2014.

(2)
For Mr. Wayne, Ms. Campion and Ms. Bean, 118,808, 59,404 and 59,404 options, respectively, are performance-based, and were divided into three equal tranches, each of which will vest if certain qualitative conditions are satisfied and the stock price exceeds a specified hurdle price for a period of 50 of the previous 75 consecutive trading days. The applicable hurdle price varies depending on the number of years that have elapsed since the date of grant. During the fiscal year ended June 30, 2013, the company's Compensation Committee approved amending the hurdle prices as follows:

With respect to the first tranche, the applicable hurdle price was decreased from $27.86 to $16.43 for the period from December 29, 2010 through December 29, 2015; $31.34 to $18.58 for the period from December 29, 2015 through December 29, 2016; and $34.83 to $20.77 for the period from December 29, 2016 through December 29, 2017. With respect to the second tranche, the hurdle price was decreased from $31.34 to $18.58 for the period from December 29, 2010 through December 29, 2016; and $34.83 to $20.77 for the period from December 29, 2016 through December 29, 2017. With respect to the third tranche, the hurdle price was decreased from $34.83 to $20.77 for the period from December 29, 2010 through December 29, 2017.

In the event any portion of the performance-based equity has not vested by the seventh anniversary of the merger, that portion of the performance-based equity will terminate.

(3)
For Mr. Wayne and Ms. Campion, 7,916 and 5,277 shares, respectively, vest in three equal installments, commencing on January 31, 2017. For Ms. Bean, 5,277 shares vest in five equal installments, commencing on January 31, 2014.

(4)
Market value is based on the closing price of the company's common stock on June 30, 2013.

 COMPENSATION OF DIRECTORS

        Directors of the company also are directors of the Bank. The following table sets forth a summary of the compensation earned by or paid to our non-employee directors for the 2013 fiscal year.

Name	Fees Earned or Paid in Cash
Robert Glauber(1)	$65,000
Matthew Botein(2)	40,000
Cheryl Dorsey	40,000
Peter McClean	50,000
John Orestis	40,000
Adam Shapiro	40,000
David Tanner	40,000
Judith Wallingford	45,000

(1)
As of June 30, 2013, Mr. Glauber held an option to purchase 21,601 shares of voting common stock.

(2)
As of June 30, 2013, Mr. Botein held options to purchase 81,005 shares of non-voting common stock and 40,503 stock appreciation rights. Mr. Botein has assigned his pecuniary interest in these awards to R3 FHB Master, L.P., an indirect subsidiary of BlackRock, Inc, which is entitled to any proceeds or shares received upon exercise thereof. Mr. Botein disclaims any beneficial interest in these awards.

 PROPOSAL 2
ADVISORY, NON-BINDING VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

        We are providing our Voting Shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.

        Our executive compensation programs and policies are designed to attract, motivate and retain executive talent, and are aligned with the long-term interests of our shareholders. Please see the section titled "Compensation Discussion and Analysis" for a detailed discussion of our executive compensation programs. We believe that the effectiveness of our compensation programs is demonstrated by the accomplishments of management in executing the company's business plan over the last fiscal year.

        The Board of Directors recommends that shareholders vote in favor of the following resolution:

          "RESOLVED, that the compensation of Northeast's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, be approved."

        The resolution that is the subject of this proposal will not have any binding legal effect regardless of whether or not it is approved, and may not be construed as overruling a decision by the company or the Board or creating or implying any change to the fiduciary duties of the Board. However, the Compensation Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of the company's named executive officers.

Vote Required

        The affirmative vote of a majority of the shares of voting common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of this proposal. Because only those shares entitled to vote on the proposal will be counted, abstentions will be treated as votes cast against the proposal, but broker non-votes will have no impact on the outcome of the proposal.

Recommendation

        The Board of Directors unanimously recommends a vote FOR this proposal. Properly authorized proxies solicited by the Board will be voted FOR this proposal unless instructions to the contrary are given.

 PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected and appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending June 30, 2014. Shatswell, MacLeod & Company, P.C. audited our consolidated financial statements for the fiscal years 2007 through 2012. Although ratification by Voting Shareholders is not required by law or by our By-laws, the Audit Committee believes that submission of its selection to Voting Shareholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of Northeast. If our Voting Shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

        It is anticipated that a representative of Ernst & Young LLP will attend the annual meeting of shareholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees

        Aggregate fees for professional services rendered by Ernst & Young LLP and Shatswell, MacLeod & Company, P.C. for the years ended June 30, 2013 and 2012, respectively, were as follows:

	2013	2012
Audit Fees(1)
Recurring audit, quarterly reviews and accounting assistance for new accounting standards and potential transactions	$290,000	$142,500
Comfort letters, consents and assistance with documents filed with the SEC and securities offerings	—	208,110

Subtotal	300,000	350,610
Audit-Related Fees(2)	15,000	8,775
Tax Fees(3)	35,000	12,700
All Other Fees	—	—

Total	$340,000	$372,085

(1)
Includes fees for the financial statement audit of the company, quarterly reviews, regulatory audit requirements, and registration activities.

(2)
Consists of fees related to the audits of the company's employee benefit plan.

(3)
Consists of tax return preparation and tax-related compliance and services.

  Auditor Fees Policy

        The Audit Committee has approved a policy concerning the pre-approval of audit and non-audit services to be provided by Ernst & Young LLP, our independent registered public accounting firm. The policy requires that all services provided by Ernst & Young LLP to us, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the company if the "de minimus" provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

        The Audit Committee approved all audit and non-audit services provided to us by Ernst & Young LLP and Shatswell, MacLeod & Company, P.C. during the 2013 and 2012 fiscal years, respectively.

Vote Required

        The affirmative vote of a majority of the shares of voting common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of this proposal. Because only those shares entitled to vote on the proposal will be counted, abstentions will be treated as votes cast against the proposal, but broker non-votes will have no impact on the outcome of the proposal.

Recommendation

        The Board of Directors unanimously recommends a vote FOR this proposal. Properly authorized proxies solicited by the Board will be voted FOR this proposal unless instructions to the contrary are given.

 AUDIT COMMITTEE REPORT

        The members of the Audit Committee of the Board of Directors of Northeast submit this report in connection with the committee's review of the financial reports for the fiscal year ended June 30, 2013 as follows:

  1.
  The Audit Committee has reviewed and discussed with management the audited financial statements for Northeast Bancorp for the fiscal year ended June 30, 2013.

  2.
  The Audit Committee has discussed with representatives of Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board AU Section 380, Communication with Audit Committees, as currently in effect.

  3.
  The Audit Committee has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013 for filing with the SEC.

        The Audit Committee operates pursuant to a charter that was approved by our Board of Directors. A copy of the Audit Committee Charter is available on the company's website under the "Investor Relations" tab at www.northeastbank.com/about-us.

  Submitted by the Audit Committee:

    Judith E. Wallingford, Chair
    Peter W. McClean
    Adam J. Shapiro
    David A. Tanner

Equity Compensation Plan Information

        The following table provides information as of June 30, 2013 regarding shares of common stock that may be issued under the company's equity compensation plans consisting of the Amended and Restated 2010 Stock Option and Incentive Plan.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation approved by security holders:	1,173,667	12.44	236,387
Equity compensation plans not approved by security holders:	—	—	—

Total	1,173,667	12.44	236,387

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        The company's Code of Ethics provides guidance on transactions with related persons. Any transaction with a related person must be reviewed and approved by the full Board and determined to be "arms length." John C. Orestis, who is a member of our Board of Directors, and his affiliates have six loans for approximately $1.3 million with the Bank. All of the loans were current as of June 30, 2013. All loans were made in the ordinary course of business under normal credit terms, including interest rates and collateral requirements prevailing at the time of origination for comparable transactions with other persons, and do not represent more than normal credit risk.

OTHER MATTERS

        As of the date of this proxy statement, our Board of Directors knows of no matters that will be presented for consideration at the annual meeting other than as described in this proxy statement. If any other matters properly come before the annual meeting, or any adjournments or postponements of that meeting, and are voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals that they name as proxies to vote the shares represented by these proxies as to any of these matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of our management.

Expenses of Solicitation

        The cost of solicitation of proxies will be borne by Northeast. We also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of shares of our common stock.

Shareholder Proposals for 2014 Annual Meeting

        Shareholder proposals intended to be presented at the next annual meeting of shareholders must be received by the company on or before June 20, 2014 in order to be considered for inclusion in our proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in Northeast's proxy statement and form of proxy. Any such proposals should be mailed to: Clerk, Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240.

        A shareholder of record who wishes to present a proposal at the next annual meeting, other than a proposal to be considered for inclusion in Northeast's proxy statement described above, must provide written notice of such proposal and appropriate supporting documentation, as set forth in Northeast's bylaws, to Northeast at its principal executive office no earlier than July 31, 2014 nor later than August 30, 2014; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the first anniversary of the date of the preceding year's annual meeting (the "Anniversary Date") or more than 60 days after the Anniversary Date, timely notice by the shareholder must be delivered not earlier than the close of business on the later of (a) the 90th day prior to the scheduled date of such annual meeting or (b) the 10th day following the first date on which the date of such annual meeting is publicly disclosed. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority. Any such proposal should be mailed to: Clerk, Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

	PLEASE MARK VOTES	REVOCABLE PROXY
X	AS IN THIS EXAMPLE	NORTHEAST BANCORP

		For	With- hold	For all Except

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 21, 2013

      The undersigned holder of shares of voting common stock of Northeast Bancorp (“Northeast”), a Maine corporation, does hereby appoint Richard Wayne and Claire Bean and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the shares of Northeast’s voting common stock that the undersigned held of record as of the close of business on September 26, 2013, at the annual meeting of shareholders of Northeast Bancorp (the “Annual Meeting”) to be held at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, Massachusetts 02109 on Thursday, November 21, 2013 at 10 a.m., Eastern time, or any adjournment or postponement thereof, on the following matters, and on such other business as may properly come before the Annual Meeting. The undersigned hereby acknowledges receipt of the Proxy Statement and the Annual Report to Shareholders and revokes any proxy heretofore given with respect to the Annual Meeting. The Board of Directors recommends a vote FOR proposals 1, 2, and 3 below:

1.	To elect the three nominees named in the proxy statement as Class III directors, each to serve for a three-year term and until their respective successors are duly elected and qualified:	☐	☐	☐
John C. Orestis David A. Tanner Judith E. Wallingford

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
2.	To approve, on an advisory, non-binding basis, the compensation of Northeast’s named executive officers.	☐	☐	☐
		For	Against	Abstain
3.	To ratify the appointment of Ernst & Young LLP as Northeast’s independent registered public accounting firm for the fiscal year ending June 30, 2014.	☐	☐	☐

4.

To consider and act upon any other matters that are properly brought before the annual meeting and at any adjournments or postponements thereof. At this time we are not aware of any such other matters.

Please be sure to date and sign this proxy card in the box below.	Date	PLEASE ENTER THE NUMBER OF SHARES OF VOTING COMMON STOCK OF NORTHEAST THAT YOU OWN:
Sign above Co-holder (if any) sign above		(Please sign, date, and return this proxy form exactly as your name or names appear below whether or not you plan to attend the Annual Meeting.)

Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his or her title. If shares are held in more than one capacity, this Proxy shall be deemed valid for all shares held in all capacities.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING. ☐

Detach above card, sign, date and mail in postage paid envelope provided.

NORTHEAST BANCORP

PLEASE SIGN AND RETURN PROMPTLY

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. UNLESS DIRECTION IS GIVEN TO THE CONTRARY, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS THAT ARE PROPERLY BROUGHT BY OR AT THE DIRECTION OF THE BOARD OF DIRECTORS BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE WITH RESPECT TO THE ELECTION OF ANY INDIVIDUAL AS DIRECTOR WHERE ONE OR MORE NOMINEES ARE UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE, AND WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE ANNUAL MEETING.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/6899	6899

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
PROPOSAL 1 ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION OF DIRECTORS
PROPOSAL 2 ADVISORY, NON-BINDING VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION